Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of WPX Energy, Inc., do hereby constitute and appoint Stephen E. Brilz and Amy Flakne, and each of them acting alone, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as officers and directors and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) and supplements hereto and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done or have done or caused to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons, in the capacities indicated below, as of November 5, 2015.

Signature	Title

/s/ Richard E. Muncrief Richard E. Muncrief	Chief Executive Officer and Director (Principal Executive Officer)

/s/ J. Kevin Vann J. Kevin Vann	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Kimberly S. Bowers Kimberly S. Bowers	Director

/s/ John A. Carrig John A. Carrig	Director

/s/ William R. Granberry William R. Granberry	Director

/s/ Robert K. Herdman Robert K. Herdman	Director

/s/ Kelt Kindick Kelt Kindick	Director

/s/ Karl F. Kurz Karl F. Kurz	Director

/s/ Henry E. Lentz Henry E. Lentz	Director

Signature	Title

/s/ George A. Lorch George A. Lorch	Director

/s/ William G. Lowrie William G. Lowrie	Chairman of the Board

/s/ David F. Work David F. Work	Director